EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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   Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.



   Date: April 14, 1994



                         SMITH BARNEY SHEARSON INC.



                         By: /s/ Howard M. Darmstadter
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                            Name:  Howard M. Darmstadter
                            Title:   Assistant Secretary


                         SMITH BARNEY SHEARSON HOLDINGS INC.



                         By: /s/ Mary Barnes Jenkins
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                            Name:  Mary Barnes Jenkins
                            Title:   Assistant Secretary


                         THE TRAVELERS INC.



                         By: /s/ Mary Barnes Jenkins
                            ---------------------------
                            Name:  Mary Barnes Jenkins
                            Title:   Assistant Secretary